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                                                                      EXHIBIT 23

Proposed for 10K 2001


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-3793,333-3797 and 33-73496) and Form S-8 (File Nos. 33-21859, 33-44888 and 33-64701) of Nobel Learning Communities, Inc. (formerly Nobel Education Dynamics, Inc.) of our report dated August 17, 2001 relating to the financial statements, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 28, 2001